Exhibit 15.1

The Board of Directors and Stockholders

AutoZone, Inc.

We are aware of the incorporation by reference in the following Registration Statements of AutoZone, Inc. and in the related Prospectuses of our report dated December 6, 2004, related to the unaudited condensed consolidated financial statements of AutoZone, Inc. that are included in its Form 10-Q for the quarter ended November 20, 2004:

Registration Statement (Form S-8 No. 333-19561) pertaining to the AutoZone, Inc. 1996 Stock Option Plan

Registration Statement (Form S-8 No. 333-42797) pertaining to the AutoZone, Inc. Amended and Restated Employee Stock Purchase Plan

Registration Statement (Form S-8 No. 333-48981) pertaining to the AutoZone, Inc. 1998 Director Stock Option Plan

Registration Statement (Form S-8 No. 333-48979) pertaining to the AutoZone, Inc. 1998 Director Compensation Plan

Registration Statement (Form S-3 No. 333-58565) pertaining to the registration to sell $200 million of debt securities

Registration Statement (Form S-8 No. 333-88245) pertaining to the AutoZone, Inc. Second Amended and Restated 1996 Stock Option Plan

Registration Statement (Form S-8 No. 333-88243) pertaining to the AutoZone, Inc. Amended and Restated 1998 Director Stock Option Plan

Registration Statement (Form S-8 No. 333-88241) pertaining to the AutoZone, Inc. Amended and Restated Director Compensation Plan

Registration Statement (Form S-8 No. 333-75142) pertaining to the AutoZone, Inc. Third Amended and Restated 1998 Director Stock Option Plan

Registration Statement (Form S-8 No. 333-75140) pertaining to the AutoZone, Inc. Executive Stock Purchase Plan

Registration Statement (Form S-3 No. 333-83436) pertaining to a shelf registration to sell 15,000,000 shares of common stock owned by certain selling stockholders

Registration Statement (Form S-3 No. 333-100205) pertaining to a registration to sell $500 million of debt securities

Registration Statement (Form S-8 No. 333-103665) pertaining to the AutoZone, Inc. 2003 Director Compensation Plan

Registration Statement (Form S-8 No. 333-103666) pertaining to the AutoZone, Inc. 2003 Director Stock Option Plan

Registration Statement (Form S-3 No. 333-107828) pertaining to a registration to sell $500 million of debt securities

Registration Statement (Form S-3 No. 333-118308) pertaining to the shelf registration to sell $300 million of debt securities

/s/ Ernst & Young LLP

Memphis, Tennessee

December 6, 2004